                                 Exhibit 10.20

MUZAK(R) ADJUNCT SERVICES
SUBSCRIBER AGREEMENT                                [LOGO OF MUZAK APPEARS HERE]

1. This Adjunct Services Subscriber Agreement ("Agreement") is made this _____ day of __________, 19_____ between MUZAK LIMITED PARTNERSHIP, acting as agent for the Servicing Muzak Affiliates listed in Exhibit A and Exhibit B hereto as now existing or subsequently amended by MUZAK, and for itself (specifically with respect to paragraphs 7, 8, 10, 11 and 12)
     (collectively, "MUZAK") and ______________________________ (the
     "Subscriber").
2. This Agreement shall remain in effect for a term of _____ months from ____________________, 19_____, and shall be automatically renewed for subsequent _____-month terms unless terminated at the end of any term by either party by written notice given to the other party at least ninety
     (90) days prior to the end of such term.  This Agreement shall become binding when signed by Subscriber and accepted and approved by MUZAK.
     Subject to the terms and conditions of this Agreement, MUZAK shall provide to the Subscriber at the commercial locations ("Premises") set forth in Exhibit B, one or more of the following services (the "Services") as indicated below:
- --------------------------------------------------------------------------------
3.   [_]  ADPARTING/sm/ SERVICES are delivered by Direct Broadcast Satellite
          (DBS) to a MUZAK-supplied DBS Audio Receiver. (5 Spot Minimum)
          A.   Number of Premises:__________.
          B.   Number of spots per scheduled hour:__________.
          C.   Message length:  [_] 20 seconds; [_] 30 seconds.
          D.   Price per Premises per month:  $__________.
          E. If AdParting/sm/ Services are to be provided for less than term described above, specify months of provision:
          ______________________________________________________________________
          F. Describe special needs relating to advertising (e.g., scheduling):

          ______________________________________________________________________
          ______________________________________________________________________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
4. [_] BROADCAST DATA SERVICES are delivered by DBS to a MUZAK-supplied DBS Audio Receiver equipped to receive MUZAK Data Services. Charges for Broadcast Data Services are composed of a monthly charge per Premises based on data transmissions totaling up to 500 kilobytes (for all Premises) from the originating location, plus a per-message charge for additional kilobytes of transmission.
          A.   Number of Premises:__________.
          B.   Basic Monthly Data Charge per Premises:  $__________.
          C.   Per-message charge for additional kilobytes of transmission:
               $__________.
          D. Describe special needs and/or related charges for Broadcast Data Services:_____________________

          ______________________________________________________________________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
5.   [_]  BROADCAST VIDEO SERVICES are delivered by DBS to a MUZAK-supplied
          Video Receiver providing access to one-way video reception in conjunction with a MUZAK-supplied DBS Antenna and Audio Receiver.
          A.   Basic Monthly Charge for Basic Broadcast Video Service as
               described above is $__________ per Premises.
          NOTE:  Monthly charge does not include costs for transponder time, which will be charged separately to Subscriber on a per-use basis. Subscriber assumes the responsibility and cost of video production.
          B.   Describe special needs and/or related charges for transmission and transponder services:______________________
          ______________________________________________________________________
- --------------------------------------------------------------------------------
6. Monthly charges indicated herein are billed monthly in advance and commence on completion of installation of appropriate reception equipment as designated above. Subscriber agrees to pay all charges for the Services as indicated herein.

     THE TERMS AND CONDITIONS SET FORTH ON THE REVERSE SIDE ARE PART OF THIS AGREEMENT.

     Subscriber:________________________  MUZAK LIMITED PARTNERSHIP
     ___________________________________
     (Print Name of Business Entity)      By:________________________________
     By:________________________________  Title:_____________________________
     Title:_____________________________
     Address:___________________________  400 North 34th Street, Suite 200
     ___________________________________  Seattle, WA 98103
     INITIATING MUZAK AFFILIATE:
     ___________________________________
     (Print Name of Business Entity)
     By:________________________________
     Title:_____________________________
     Address:___________________________
     ___________________________________

7. SUBSCRIBER MATERIALS. Subscriber shall provide to MUZAK at Subscriber's sole expense and at such times and places and in such forms as are reasonably requested by MUZAK, those data, video, advertising, and other materials (if any) which are to be incorporated in the Services prior to transmission to the Premises. Such materials are hereinafter collectively referred to as the "Subscriber Materials." Subscriber shall be solely responsible for the content of all Subscriber Materials, but MUZAK reserves the right to refuse to transmit any Subscriber Materials the content, transmission or broadcast of which it believes could infringe upon the rights of others or otherwise be unlawful or the form of which does not comply with MUZAK's requests as provided above. Subscriber shall comply with all applicable governmental laws, rules and regulations pertaining to the Subscriber Materials and their use in the Services. Subscriber shall indemnify and hold harmless MUZAK and its officers, agents, partners, and employees from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees), including without limitation claims for infringement of proprietary rights, misrepresentation, and defamation, arising out of or attributable in whole or in part to the Subscriber Materials. This indemnity shall survive the expiration or earlier termination of this Agreement.

8.   EQUIPMENT
     a. With respect to any items of equipment that are provided hereunder to Subscriber by MUZAK including but not limited to Earth Stations, MUZAK shall maintain such items in good operating condition; provided, however, that such maintenance shall be exclusively limited to that resulting from ordinary and proper use of the equipment. All other maintenance, repair and replacement of such equipment shall be paid by Subscriber in accordance with MUZAK's customary charges therefor. MUZAK'S OBLIGATIONS UNDER THIS PARAGRAPH ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, RELATING TO THE EQUIPMENT, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Except for MUZAK's maintenance obligations resulting from ordinary and proper use of the equipment as set forth above, Subscriber shall indemnify MUZAK and hold it harmless from and against any and all losses, claims, and expenses relating to the equipment provided hereunder to Subscriber, including without limitation losses caused by accident, fire, theft, or misuse of the equipment. Subscriber shall provide electrical outlets and power as needed for the equipment.

     b. Subscriber shall not, directly or indirectly, sell, mortgage, pledge, or otherwise dispose of or encumber any MUZAK-owned equipment provided to Subscriber, nor shall it change the location of, tamper with, or alter in any manner such equipment. Subscriber shall execute such further documents as are necessary or desirable to protect MUZAK's interests in such equipment, shall adequately insure such equipment against damage or loss and present evidence of such insurance to MUZAK upon request, and shall, upon the expiration or earlier termination of this Agreement, promptly return to MUZAK all of such equipment in good condition (or pay the full replacement value thereof).

9.   ADDITIONAL CHARGES
     a. In addition to the fees specified on the reverse side of this Agreement, Subscriber shall pay to MUZAK any sales, use, excise, or other taxes or governmental charges (except income taxes) arising under this Agreement. Subscriber shall also pay to MUZAK any incremental increases in ASCAP, BMI or other licensing fees resulting from the services supplied under this Agreement.

     b. Late payments of fees and charges due hereunder are subject to late-payment and interest charges not to exceed the maximum rate permitted by law.

     c. MUZAK may increase any or all of the charges stated on the reverse side of this Agreement on an annual basis by providing at least 15 days' prior written notice to Subscriber; provided, however, that any such increase may not exceed 10% of the then existing charge without the approval of Subscriber. Should any such increase exceed 10% and not be approved by Subscriber, MUZAK may elect to terminate this Agreement. Such termination shall not release Subscriber from any obligations which accrued prior to the time of such termination. Such termination shall not affect any other agreement Subscriber may have with MUZAK.

10. ASSIGNMENT. Subscriber shall not assign its rights or delegate its duties under this Agreement without the prior written consent of MUZAK which consent shall not be unreasonably withheld. Any assignment of this Agreement by Subscriber without MUZAK's written consent shall be void and shall at MUZAK's option constitute a breach hereof by Subscriber. In the event Subscriber ceases to do business at any Premises, Subscriber shall return to MUZAK in the manner designated by MUZAK all MUZAK-owned equipment installed at such Premises; such cessation shall not, however, reduce Subscriber's payment obligations hereunder unless MUZAK otherwise agrees in writing. This Agreement shall be fully assignable by MUZAK. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, representatives, and assigns.

11. LIMITATION OF LIABILITY. In the event MUZAK fails to provide one or more of the Services to any Premises for a period of twenty-four consecutive hours, and Subscriber provides MUZAK with written notice thereof within 48 hours after such failure, the following shall occur. Subscriber's account shall be credited with an amount equal to one-thirtieth of the recurring monthly charge for the affected Service for each such 24 hour reported period. Notwithstanding the foregoing, in no event shall MUZAK be responsible or liable (and no credit shall be given) for any failure of MUZAK to perform its obligations hereunder due to Acts of God, strikes, emergencies, mechanical failures, regulatory or other governmental action, or inaction of Subscriber, its employees, agents, or invitees, a breach of this Agreement by Subscriber, or any other cause beyond MUZAK's reasonable control. In no event shall MUZAK be liable for incidental, consequential or special damages arising out of or relating to this Agreement. Without limiting the foregoing, under no circumstances will MUZAK be responsible for the reception of the services by the Subscriber at any Premises or for the accuracy or completeness of the information or other material included in the Services.

12. TERMINATION BY MUZAK. If Subscriber fails to perform any of its obligations hereunder and does not cure such failure within thirty days after written notice thereof from MUZAK, or if Subscriber becomes insolvent or bankrupt, MUZAK, in addition to all other rights it may have under law or this Agreement, shall have the rights (i) to declare all amounts to be paid by Subscriber during the remaining term hereof immediately due and payable, (ii) to cease providing the Services to Subscriber, and (iii) immediately to enter the Premises and take possession of all MUZAK-owned equipment without liability to Subscriber therefore and without relieving Subscriber of its obligations under this Agreement. Subscriber shall reimburse MUZAK for all costs and expenses, including reasonable attorneys' fees and court costs, incurred in connection with MUZAK's exercise of its rights under this Agreement. Muzak shall have the right to terminate this agreement in the event that there is only one Servicing Muzak Affiliate providing services to Subscriber hereunder and the Muzak(R) license rights of such servicing Muzak Affiliate have expired or terminated without renewal.

13. SERVICING MUZAK AFFILIATES. Subscriber acknowledges and agrees that all services to be provided by MUZAK hereunder shall be provided by the Servicing Muzak Affiliate identified in Exhibit A as being responsible for a particular Premises. Subscriber further acknowledges that MUZAK is entering into and executing this Agreement on behalf of and as agent for each such Servicing Muzak Affiliate with respect to each Premises served by each such Servicing Muzak Affiliate and that the Xerographic copies of this Agreement provided to each such Servicing Muzak Affiliate for each such Premises shall be deemed for all purposes a counterpart original of this Agreement.

14. APPLICABLE LAW. In the event of a dispute affecting Premises located in one State, this Agreement shall be governed by and in accordance with the laws of that State applicable to contracts made and to be performed wholly within such State and venue shall rest with the court of general jurisdiction located in the county where the subject servicing Muzak Affiliate maintains its principal place of business. In the event of a dispute affecting Premises located in more than one State, this Agreement shall be governed by and in accordance with the laws of the State of Washington applicable to contracts made and to be performed wholly within such State, and Subscriber consents to the personal jurisdiction of the State and federal courts of the State of Washington for purposes of litigation affecting this Agreement. If any provision of this Agreement is deemed unenforceable in whole or in part by a Court of competent jurisdiction, the parties agree that such Court shall amend or alter such provision so as to effectuate the intent of such provision and of this Agreement to the maximum extent that is enforceable.

15.  MISCELLANEOUS
     a. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior conversations, representations, promises, and warranties, whether verbal or written, with respect to such subject matter. No modification of this Agreement shall be valid unless made in writing and signed by each party; provided, however, that MUZAK shall have the right to modify or terminate this Agreement to the extent necessitated by a modification or termination of any license or lease agreement applicable to its provision of the Services.

     b. The waiver of a breach of any provision of this Agreement shall not be constituted as a waiver of any subsequent breach of the same or of a different provision of this Agreement.

     c. Each party represents and warrants that it has the power and authority to enter into this Agreement and discharge its obligations hereunder, and each person executing this Agreement on behalf of a party represents and warrants that he or she has the power and authority to sign this Agreement on behalf of such party.

     d. All notices required under this Agreement shall be in writing and personally delivered or sent, postage prepaid, by certified or registered mail, return receipt requested to the parties at their addresses set forth on the reverse side (or such other address as is hereafter, provided by a party to the other party).